EXHIBIT 21.01

STATE OR COUNTRY
NAME OF SUBSIDIARY	OF INCORPORATION
Acima AG fur Chemische Industrie	Switzerland
AgroFresh Inc.	Illinois
Bee Chemical Company	Illinois
Bee Chemical Industria E Comercio Ltda.	Brazil
Beijing Eastern Rohm and Haas Company, Limited	China
Canadian Brine Limited	Canada
Canadian Salt Company Limited (The)	Canada
Charles Lennig & Company LLC	Delaware
Cone Sul Uruguay S.A.F.I.	Uruguay
CVD Incorporated	Delaware
DISA (UK) LIMITED	England
Duolite Int. Limited	United Kingdom
Ecuatoriana de Sal Y Productos Quimicos C.A.	Ecuador
GLC Trucking Co., Inc.	California
Imperial Thermal Products, Inc.	Delaware
Inagua General Store, Limited	Bahamas
Inagua Transports, Incorporated	Liberia
Japan Acrylic Chemical Co., Ltd.	Japan
Rohm and Haas Chemicals Singapore Pte. Ltd. (formerly Kureha Chemicals (Singapore) Pte. Ltd.)	Singapore
Rohm and Haas Electronic Materials Holdings UK Ltd. (formerly LeaRonal (UK) Ltd.)	England
LeaRonal Japan K.K.	Japan
LeaRonal Pacific Corp.	New York
Lennig Chemicals Limited	England
Leyship S.A.	Switzerland
MI Insurance Company Ltd.	Bermuda
Morfecor, C.A.	Ecuador
Morton Bahamas Limited	Bahamas
Morton International Co., Ltd.	Japan
Morton International Limited	England
Morton International Produtos Quimicos Ltda.	Brazil
Morton International SAS	France
Morton International, Inc.	Indiana
Morton Intermediate Company	Delaware
Morton Salt China Investment ApS	Denmark
Morton Service B.V.	Netherlands
Navigation Sonamar Inc.	Canada
Nitta Haas Trading Company	Japan
Paraplex Industrias Quimicas S.A.	Venezuela
PT. Rohm and Haas Indonesia	Indonesia
Pulverlac Powder Coatings S.A.	Spain
RandH Deutschland Holding GmbH	Germany
RandH Management GmbH	Germany
Roagro Central Agropecuaria S.A. (Rocasa Nicaragua)	Nicaragua
Rocasa S.A.	Honduras
Rohm and Haas Electronic Materials CMP Asia Inc. (formerly Rodel Asia, Inc.)	Delaware
Rohm and Haas Electronic Materials CMP Europe GmbH (formerly Rodel Europe GmbH)	Germany
Rohm and Haas Electronic Materials CMP Holdings, Inc. (formerly Rodel Holdings, Inc.)	Delaware
Rohm and Haas Electronic Materials CMP Korea Ltd. (formerly Rodel Korea, Inc.)	Korea
Rohm and Haas Electronic Materials CMP Sdn. Bhd. (formerly Rodel South East Asia Sdn. Bhd.)	Malaysia
Rohm and Haas Electronic Materials CMP Inc. (formerly Rodel, Inc.)	Delaware
ROH Delaware, LLC	Delaware
ROH Delaware, LP	Delaware
ROH Monomer Holding Company	Delaware

STATE OR COUNTRY
NAME OF SUBSIDIARY	OF INCORPORATION
ROH Venture GmbH	Germany
Rohm and Haas (Bermuda), Ltd.	Bermuda
Rohm and Haas (Far East) Limited	Hong Kong
Rohm and Haas (India) Pvt. Ltd.	India
Rohm and Haas (Scotland) Limited	England
Rohm and Haas (UK) Holdings Ltd.	England
Rohm and Haas (UK) Limited	England
Rohm and Haas Argentina S.R.L	Argentina
Rohm and Haas Asia Investment Holding Co Ltd	Mauritius
Rohm and Haas Asia, Inc.	Delaware
Rohm and Haas Asia Holdings BV.	Denmark
Rohm and Haas Australia Pty. Ltd.	Australia
Rohm and Haas B.V.	Netherlands
Rohm and Haas Belgium N.V.	Belgium
Rohm and Haas Benelux N.V.	Belgium
Rohm and Haas Canada Inc.	Canada
Rohm and Haas Capital Corporation	Delaware
Rohm and Haas Centro America, S.A.	Costa Rica
Rohm and Haas Chemicals LLC	Delaware
Rohm and Haas Chemical (Thailand) Limited	Thailand
Rohm and Haas Chile Ltda.	Chile
Rohm and Haas China Investment Holding Company Ltd	Mauritius
Rohm and Haas China Holdings ApS	Denmark
Rohm and Haas China, Inc.	Delaware
Rohm and Haas Chemical Products Distribution and Trade Joint Stock Corporation	Turkey
Rohm and Haas Co. Contrato 1 Asociacion en Participacion	Mexico
Rohm and Haas Colombia LTDA	Colombia
Rohm and Haas Credit Corporation	Delaware
Rohm and Haas de Venezuela, C.A.	Venezuela
Rohm and Haas Denmark ApS	Denmark
Rohm and Haas Denmark Finance A/S	Denmark
Rohm and Haas Denmark China Investment Aps	Denmark
Rohm and Haas Denmark France Investment Aps	Denmark
Rohm and Haas Deutschland GmbH	Germany
Rohm and Haas El Salvador S.A.	El Salvador
Rohm and Haas Equity Corporation	Delaware
Rohm and Haas Espana, S.A.	Spain
Rohm and Haas Establecimiento Permanente	Mexico
Rohm and Haas European Holding ApS	Denmark
Rohm and Haas Far South Pte. Ltd.	Hong Kong
Rohm and Haas Foreign Sales Corporation	U.S. Virgin Islands
Rohm and Haas France SAS	France
Rohm and Haas France Investment SAS	France
Rohm and Haas Greater China Technical Center	China
Rohm and Haas Guatemala S.A.	Guatemala
Rohm and Haas Holdings Ltd.	Bermuda
Rohm and Haas Holdings LLC	Delaware
Rohm and Haas India Investment ApS	Denmark
Rohm and Haas International B.V.	Netherlands
Rohm and Haas International SAS	France
Rohm and Haas International Holdings Inc.	Delaware
Rohm and Haas International Trading (Shanghai) Co. Ltd.	China
Rohm and Haas Investment Holdings Inc.	Delaware
Rohm and Haas Italia S.r.l.	Italy
Rohm and Haas Japan Holdings YK	Japan
Rohm and Haas Japan Kabushiki Kaisha	Japan
Rohm and Haas Korea Co., Ltd.	Korea
Rohm and Haas Latin America, Inc.	Delaware
Rohm and Haas Malaysia SDN BHD	Malaysia
Rohm and Haas Management Consulting Service (Shanghai) Company Limited	China
Rohm and Haas Mexico, S.A. de C. V.	Mexico

STATE OR COUNTRY
NAME OF SUBSIDIARY	OF INCORPORATION
Rohm and Haas Nederland B.V.	Netherlands
Rohm and Haas New Zealand Limited	New Zealand
Rohm and Haas Nordiska AB	Sweden
Rohm and Haas Peru S.A.	Peru
Rohm and Haas Philippines, Inc.	Philippines
Rohm and Haas Puerto Rico Inc.	Delaware
Rohm and Haas Quimica Ltda.	Brazil
Rohm and Haas Shanghai Chemical Industry Co., Ltd.	China
Rohm and Haas (Shanghai) Specialty Coatings Investment Aps	Denmark
Rohm and Haas (Shanghai) Speciality Coatings Co., Ltd.	China
Rohm and Haas Shipley China Investment ApS	Denmark
Rohm and Haas Singapore (Pte.) Ltd.	Singapore
Rohm and Haas South Africa (PTY) Limited	South Africa
Rohm and Haas Southeast Asia, Inc.	Delaware
Rohm and Haas Taiwan, Inc.	Taiwan
Rohm and Haas Texas Inc.	Texas
Rohm and Haas Venezuela S.A. (Caracas)	Venezuela
Rohm and Haas Vermont Company	Vermont
Romicon B.V.	Netherlands
Shanghai Eastern Rohm and Haas Company Ltd.	China
Rohm and Haas Electronic Materials Dongguan Ltd. (formerly Shipley (Dongguan) Chemicals Ltd.)	China
Rohm and Haas Electronic Materials Asia Ltd. (formerly Shipley Asia Ltd.)	Hong Kong
Rohm and Haas Electronic Materials BV (formerly Shipley B.V.)	Holland
Shipley Brazil Productos Quinicos Ltda.	Brazil
Shipley Chemicals Italia Srl	Italy
Shipley Chemicals Limited	United Kingdom
Rohm and Haas Electronic Materials LLC (formerly Shipley Company, L.L.C.)	Delaware
Rohm and Haas Electronic Materials Deutschland GmbH (formerly Shipley Deutschland GmbH)	Germany
Shipley Electronic Materials (Ireland) Limited	Ireland
Rohm and Haas Electronic Materials Europe Ltd. (formerly Shipley Europe Ltd.)	United Kingdom
Rohm and Haas Electronic Materials K.K. (formerly Shipley Far East Ltd.)	Japan
Shipley Handel mit Chemikalien GmbH	Austria
Rohm and Haas Electronic Materials Holdings, Inc. (formerly Shipley Holdings Inc.)	Delaware
Shipley Italia Srl	Italy
Rohm and Haas Electronic Materials Korea Ltd. (formerly Shipley Korea Ltd.)	Korea
Rohm and Haas Electronic Materials SAS (formerly Shipley SAS)	France
Rohm and Haas Electronic Materials Schweiz GmbH (formerly Shipley Schweiz AG)	Switzerland
Rohm and Haas Electronic Materials (Shanghai) Ltd. (formerly Shipley (Shanghai) Chemicals Ltd.)	China
Rohm and Haas Electronic Materials Singapore Pte. Ltd. (formerly Shipley Singapore Pte. Ltd.)	Singapore
Rohm and Haas Electronic Materials AB (formerly Shipley Svenska A.B.)	Sweden
Rohm and Haas Electronic Materials Taiwan Ltd. (formerly Shipley Taiwan Company Limited)	Taiwan
StoHaas Marl GmbH	Germany
Silicon Valley Chemical Laboratories Inc.	California
Southern Resin & Chemical Company (The)	Florida

Note: All subsidiaries listed are greater than 50% owned, directly or indirectly, by Rohm and Haas Company. We own a number of other domestic and foreign subsidiaries which are involved primarily in sales activities. These subsidiaries, either singly or in the aggregate, are not significant and their accounts are not included in the consolidated financial statements.